Exhibit 10.11

EXECUTION COPY

CONFIDENTIAL
DO NOT COPY OR CIRCULATE

FIVE OAKS INVESTMENT CORP.

a Maryland corporation

Subscription Booklet

This Subscription Booklet is used for the private offering of shares of common stock of Five Oaks Investment Corp.  Shares of common stock are being offered and sold only to those entities which are (i) Qualified Institutional Buyers or institutional Accredited Investors under the U.S. Securities Act of 1933, as amended; and (ii) Qualified Purchasers under the U.S. Investment Company Act of 1940; and (iii) domiciled in the United States, the United Kingdom or Bermuda.

If you decide not to participate in this offering, please return the

Articles of Incorporation of Five Oaks Investment Corp.,

 the Bylaws of Five Oaks Investment Corp.

this Subscription Booklet and all other documentation to

Five Oaks Investment Corp.

 c/o/ Oak Circle Capital Partners LLC

641 Lexington Avenue, Suite 1432

New York, New York 10022

Telecopy:  (212) 634-6301

Telephone:  (212) 328-9521

Attention:  David Oston, Chief Financial Officer

Copy No.

FIVE OAKS INVESTMENT CORP.
Subscription Instructions

This Subscription Booklet contains documents that must be executed and returned if you (the “Investor”) wish to invest in Five Oaks Investment Corp. (the “Fund”).  You should consult your own legal counsel, accountant or financial adviser as to legal, tax and related matters concerning an investment in the Fund and its suitability for you.

Confidentiality:  Information furnished in this Subscription Booklet will be kept strictly confidential, except that  Oak Circle Capital Partners LLC  (the “Manager”) may present the information to regulatory bodies or other parties as may be appropriate to establish the availability of exemptions from certain securities law registration requirements or the compliance of the Fund and this offering with applicable securities laws; provided, however, that any investor (and any employee, representative or other agent thereof) may disclose to any and all persons, without limitation of any kind, such person’s U.S. federal income tax treatment and the U.S. federal income tax structure in respect of its investment in the Fund and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.

Steps to Investing in the Fund

STEP 1.                          Checklist.  Use the applicable checklist to ensure that you have provided all the required information.

☒                                  Read carefully this entire Subscription Booklet, including the Terms and Conditions starting on page 18,  the Subscription Agreement and the Articles of Incorporation and Bylaws of the Fund (the “Fund Organization Documents”);

☒                                  Fill out the Confidential Investor Questionnaire, starting on page 4, and Exhibit A, Bank Information. attached hereto;

☒                                  Sign the Subscription Agreement, which starts on page 15, and the USA PATRIOT Act Certificate, attached hereto as Exhibit B.  By signing the Subscription Booklet, Investor is agreeing to be bound by the Fund Organization Documents and the Subscription Agreement (including the Terms and Conditions starting on page 18);

☒                                  Return the Subscription Booklet to the Fund (See Step 2 below). If your subscription is accepted, the Manager will countersign your Subscription Agreement to confirm your admission to the Fund and will send you a copy of the signature page bearing the Manager’s signature;

☒                                  Send the Fund a wire or bank check in the appropriate U.S. dollar amount (see Step 3 below); and

☒                                  Maintain copies of all signed documents for your records.

STEP 2.                          Returning the Subscription Agreement.  Once you have provided the required information, please send the signed documents to the following address: Five Oaks Investment Corp., c/o Oak Circle Capital Partners LLC, 641 Lexington Avenue, Suite 1432, New York, New York 10022, Attention:  David Oston, Chief Financial Officer.

STEP 3.                          Sending your Investment to the Fund.

A.                                    By Wire.  Your subscription amount should be wired in immediately available U.S. dollar funds by following these wire instructions:

Name of Bank:	Wells Fargo Bank, NA
ABA #:	121-000-248
Account Name:	Five Oaks Investment Corp.
For Credit to:	CDO Clearing
Account #:
Further Credit To:	FIVE OAKS INVESTMENT CORP
Account #:
Notify :	David Oston, Chief Financial Officer

B.                                    By Check.  Send a bank check in immediately available U.S. dollar funds payable to “Five Oaks Investment Corp.” to the address noted in Step 2 above.

STEP 4.                          Contact Information.  Please contact David Oston, Chief Financial Officer at (212) 328-9521 or via email at doston@oakcirclecapital.com if you have any questions.

PRIVACY NOTICE

Five Oaks Investment Corp. and Oak Circle Capital Partners LLC collect non-public information about you from the following sources:

•                  Information we receive about you that you have provided in this Subscription Booklet or other forms;

•                  Information you give us orally; and

•                  Information about your transactions with us or others.

We do not disclose any non-public personal information about our investors or former investors without the investor’s authorization, except as required by law, in response to inquiries from governmental authorities or as may be appropriate to establish the availability of exemptions from certain securities law registration requirements or the compliance of the Fund and this offering with applicable securities laws.  We restrict access to your personal and account information to those employees who need to know that information to provide products and services to you.  We restrict access to your personal and account information to those employees who need to know that information to provide services to you. We also may disclose that information to unaffiliated third parties (such as to brokers or custodians) only as permitted by law and only as needed for us to provide agreed services to you.  We maintain physical, electronic and procedural safeguards to guard your non-public personal information. We do not share your information with unrelated companies or persons so that they may market their services to you.

FIVE OAKS INVESTMENT CORP.
Confidential Investor Questionnaire for Corporations, Limited Liability Companies, Funds, Trusts and Other Entities

I.                                        INVESTOR INFORMATION

Please provide information as to Investor, not the person completing this Questionnaire on Investor’s behalf.

A.                                    Contact Information

Name: XL INVESTMENTS LTD.

Principal Place of Business:	O’Hara House, One Bermudiana Road, Hamilton HM08, BERMUDA
Street City Zip+4 or Postal Code

Other Address for Mail:
Street City Zip+4 or Postal Code

Telephones:	(441) 292-8515	(441) 296-4268
Business	Facsimile

Website Address: www.xlgroup.com

All communications should be sent to:

☒ Principal Address	☐ Mailing Address

B.                                    Other Required Information

State or jurisdiction in which incorporated or formed: BERMUDA

Date of incorporation or formation: NOVEMBER 16, 1987

Tax Identification Number:
Required

C.                                    Primary Contact

Name of primary Investor contact: INVESTMENT OPERATIONS TEAM

Current position or title:

Telephones:	(441) 292-8515	(441) 296-4268	( )
	Business	Facsimile	Mobile/Cellular

Email Address: rm-investmentoperationsteam@xlgroup.com

D.                                    Authorized Individual

Name of person executing this Confidential Investor Questionnaire: STUART CLARE

Current position or title: SENIOR VICE PRESIDENT

Telephones:	(441) 292-8515	(441) 296-4268	( )
	Business	Facsimile	Mobile/Cellular

Email Address: stuart.clare@xlgroup.com

E.                                    Type of Investor or Proposed Form of Ownership (Please check appropriate box)

☒ Corporation	☐ Trust

☐ Fund	☐ Employee Benefit Plan

☐ Limited Liability Fund	☐ KEOGH Plan

☐ IRA	☐ Other:

F.                                     General Solicitation

Please indicate whether you have received any information concerning this offering of the shares of common stock, par value US$0.01, of the Fund (the “Shares”), the Fund or the Manager from any newspaper, magazine, television or radio broadcast, leaflet or other advertisement, Internet web site, public promotional meeting or any other form of general advertising or general solicitation.

Yes ☐   No ☒       (please circle the appropriate response)

II.                                   QIB /INSTITUTIONAL ACCREDITED INVESTOR/QUALIFIED PURCHASER STATUS

Shares in the Fund will be sold only to Investors which are (i) “Qualified Institutional Buyers” (“QIBs”) as defined in paragraph (a) of Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or institutional “Accredited Investors,” as defined in Regulation D promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act, and (ii) “Qualified Purchasers” as defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations promulgated by the SEC under the Investment Company Act.

A. QIB STATUS

The Investor represents and warrants that the Investor is a QIB as defined in paragraph (a) of Rule 144A under the Securities Act.  Further, the Investor represents and warrants that it has checked the box or boxes below that are next to the category or categories under which the Investor qualifies as a QIB.  The Investor agrees to provide such further information and execute and deliver such documents as the Fund may reasonably request to verify that the Investor qualifies as a QIB.

☐                                    One of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least US$100 million in securities of issuers that are not affiliated with the Investor:

☐                                    An insurance company as defined in Section 2(a)(13) of the Securities Act;

☐                                    An investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of that act (“Business Development Company”);

☐                                    A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958 (“Small Business Company”);

☐                                    A plan established and maintained by a U.S. state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐                                    An employee benefit plan within the meaning of title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐                                    A trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (a)(1)(i)(D) or (E) of Rule 144A of the Securities Act, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

☐                                    A business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940 (the “Investment Advisers Act”);

☒                                  An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Securities Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

☐                                    An investment adviser registered under the Investment Advisers Act.

☐                                    A dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) acting for its own account or the accounts of other qualified U.S. institutional buyers, that in the aggregate owns and invests on a discretionary basis at least US$10 million of securities of issuers that are not affiliated with the dealer, provided, that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer.

☐                                    A dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer.  “Riskless Principal Transaction” means a transaction in which a dealer buys a security from any person and makes a simultaneous offsetting sale of such security to a qualified institutional buyer, including another dealer acting as riskless principal for a qualified institutional buyer.

☐                                    An investment company registered under the Investment Company Act, acting for its own account or for the accounts of other QIBs, that is part of a family of investment companies which own in the aggregate at least US$100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. “Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), Provided, however, that:

(i) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company; and

(ii) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

☐                                    An entity, all of the equity owners of which are QIBs, acting for its own account or the accounts of other QIBs:

☐                                    A bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act, or any non-U.S. bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least US$100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least US$25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

B.  INSTITUTIONAL ACCREDITED INVESTOR STATUS

If you have indicated in Part II(A) that you are a QIB, you should omit the questions in this Part II(B).

The Investor represents and warrants that the Investor is an institutional Accredited Investor  as defined in Regulation D under the Securities Act. Further, the Investor represents and warrants that it has checked the box or boxes below that are next to the category or categories under which the Investor qualifies as an institutional Accredited Investor.  The Investor agrees to provide such further information and execute and deliver such documents as the Fund may reasonably request to verify that the Investor qualifies as an institutional Accredited Investor.

☒                                  Corporations or Funds.  A corporation, Massachusetts or similar business trust or partnership with total assets in excess of US$5 million that was not formed for the specific purpose of acquiring Shares.

☐                                    Employee Benefit Plans.  An employee benefit plan within the meaning of ERISA, (i) which has total assets in excess of US$5 million and (ii) for which the decision to invest in the Fund was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser.

☐                                    Government benefit plan.  A plan established and maintained by a state, its political subdivisions (e.g., municipalities), or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets of at least US$5 million.

☐                                    Irrevocable trust.  A trust (other than an ERISA employee benefit plan) that (i) is not revocable by its grantor(s), (ii) has at least US$5 million of assets, (iii) was not formed for the specific purpose of acquiring Shares and (iv) is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the Fund.

☐                                    Non-profit entity.  An organization described in Section 501(c)(3) of the Code, not formed for the specific purpose of acquiring Shares, with total assets in excess of US$5 million (including endowment, annuity and life income funds), as shown by the organization’s most recent audited financial statements.

☐                                    Other (check one). ☐ A bank, as defined in Section 3(a)(2) of the Securities Act (whether acting for its own account or in a fiduciary capacity); ☐ a savings and loan association or similar institution, as defined in Section 3(a)(5)(A) of the Securities Act (whether acting for its own account or in a fiduciary capacity); ☐ a broker-dealer registered under the Exchange Act; ☐ an insurance company, as defined in Section 2(13) of the Securities Act; ☐ an investment company registered under the Investment Company Act; ☐ a Business Development Company; ☐ a Small Business Company, or ☐ a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act.

If the Investor is not able to check any of the boxes set forth above, please contact Kaye Scholer LLP.

C.  QUALIFIED PURCHASER STATUS

The Investor represents and warrants that the Investor is a Qualified Purchaser within the meaning of Section 2(a)(51) of the Investment Company Act.  Further, the Investor represents and warrants that it has checked the box or boxes below that are next to the category or categories under which the Investor qualifies as a qualified purchaser.  In order to complete the following information, Investors must read the Glossary which appears s Schedule 1 to this Subscription Agreement for the definition of “investments” and for information regarding the “valuation of investments”, respectively.  The Investor agrees to provide such further information and execute and deliver such documents as the Fund may reasonably request to verify that the Investor qualifies as a Qualified Purchaser.

☐                                    (A) A company, partnership or trust that owns not less than US$5 million in “investments” and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons (a “Family Company”).

☒                                  (B) An entity, acting for its own account or the accounts of other qualified purchasers, which in the aggregate owns and invests on a discretionary basis not less than US$25 million in “investments”.

☐                                    (C) A trust that is not covered by (A) above as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (A) or (B) of this Section.

☐                                    (D) A QIB under the Securities Act, acting for its own account, the account of another QIB, or the account of a qualified purchaser; provided, that (i) a dealer described in paragraph (a)(1)(ii) of Rule 144A shall own and invest on a discretionary basis at least US$25 million in securities of issuers that are not affiliated persons of the dealer; and (ii) a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, will not be deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of such plan.

☐                                    (E) A company, limited liability company, partnership or trust, each beneficial owner of the securities of which is a qualified purchaser.

If the Investor is not able to check any of the boxes set forth above, please contact Kaye Scholer LLP.

III.                              EMPLOYEE BENEFIT PLANS

(A)                               If the Investor is a Benefit Plan Investor (as defined below), the person executing this subscription on its behalf (the “Fiduciary”) represents and warrants to the Fund that:

1.   Such person is a “fiduciary” of such Benefit Plan Investor and trust and/or custodial account within the meaning of Section 3(21) of ERISA, and/or Section 4975(e)(3) of the Code and such person is authorized to execute the Subscription Booklet.

2.   The Benefit Plan Investor is not a participant-directed defined contribution plan.

3.   The Fiduciary has considered a number of factors with respect to the Benefit Plan Investor’s investment in the Shares and has determined that, in view of such considerations, the purchase of a Share is consistent with the Fiduciary’s responsibilities under ERISA to the extent applicable.  Such factors include, but are not limited to:

(i)                                     the role such investment or investment course of action plays in that portion of the Benefit Plan Investor’s portfolio that the Fiduciary manages;

(ii)                                  whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio managed by the Fiduciary to further the purposes of the Benefit Plan Investor, taking into account both the risk of loss and the opportunity for gain that could result therefrom;

(iii)                               the composition of that portion of the portfolio that the Fiduciary manages with regard to diversification;

(iv)                              the liquidity and current rate of return of that portion of the portfolio managed by the Fiduciary relative to the anticipated cash flow requirements of the Benefit Plan Investor;

(v)                                 the projected return of that portion of the portfolio managed by the Fiduciary relative to the funding objectives of the Benefit Plan Investor; and

(vi)                              the risks associated with an investment in the Fund and the fact that the Investor has only limited redemption rights.

4.   The investment in the Fund has been duly authorized under, and conforms in all respects to, the documents governing the Benefit Plan Investor and the Fiduciary.

5.   The Fiduciary is (i) responsible for the decision to invest in the Fund, (ii) independent of the Fund, and (iii) qualified to make investment decision.

6.   (i) Neither the Manager nor any of its employees or affiliates (A) manages any part of the Investor’s investment portfolio on a discretionary basis, (B) regularly gives investment advice with respect to the assets of the Investor, (C) has an agreement or understanding, written or unwritten, with the Investor under which the latter receives information, recommendations, or advice concerning investments which are used as a primary basis for the Investor’s investment decisions, or (D) has an agreement or understanding, written or unwritten, with the Investor under which the latter receives individualized investment advice concerning the Investor’s assets;

OR

(ii) (A) The Fiduciary, who is independent of the Manager has made an independent decision to purchase Shares without reliance on any information or statements as to the appropriateness of this investment for the Investor, and (B) the Investor represents and warrants that neither the Manager nor any of its employees or affiliates (x) has exercised any investment discretion or control with respect to the Investor’s purchase of the Shares, (y) has authority, responsibility to give, or has given individualized investment advice with respect to the Investor’s purchase of the Shares, or (z) is the employer maintaining or contributing to such Investor.

The Investor understands and agrees that (i) the Fund will not accept any subscriptions from, and Shares may not be transferred to, any Investor if, immediately thereafter, Benefit Plan Investors would own 25% or more of the value of all outstanding Shares of the same Class so that equity participation by Benefit Plan Investors will not be considered “significant” under the Plan Asset Regulations (as defined below), (ii) any purported transfer of Shares to any Benefit Plan Investor that would cause the Fund to equal or exceed such 25% limit shall be null, void, and of no effect, and (iii) if, for any reason, including as a result of redemptions by non-Benefit Plan Investors, the total value of a Class of Shares held by Benefit Plan Investors equals or exceeds the 25% limit, the Fund has the right to take such actions as are permissible under ERISA to ensure compliance therewith, including requiring redemptions by the Benefit Plan Investors of such portions of their investments as shall be necessary to cause the total value of such Class of Shares held by Benefit Plan Investors to be less than the 25% limit.

(B)                               If applicable, the Investor has identified its status as a Benefit Plan Investor (as defined below) to the Fund in Section (D) of this Questionnaire.  If the Investor has identified to the Fund that it is not currently a Benefit Plan Investor, but becomes a Benefit Plan Investor, the Investor shall forthwith disclose to the Fund promptly in writing such fact and also the percentage of such Investor’s equity interests held by Benefit Plan Investors.

(C)                               If the Investor is an insurance company and is investing the assets of its general account in the Fund (or the assets of a wholly owned subsidiary of its general account), it has identified in Section (F) of this subscription whether the assets underlying the general account constitute plan assets within the meaning of ERISA.  The Investor agrees to promptly notify the Fund if there is a change in the percentage of the general account’s assets that constitute plan assets within the meaning of ERISA and shall disclose such new percentage ownership.

(D)                               The Investor ☐ (is) ☒ (is not) (please check one) a “Benefit Plan Investor” under the regulations issued under ERISA by the U.S. Department of Labor (the “Plan Asset Regulations”), as modified by Section 3(42) of ERISA, which includes (i) any “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to part 4 of Title I of ERISA (the ERISA fiduciary responsibility rules), (ii) any “plan” to which Section 4975 of the Code applies (such as an individual retirement account of “IRA”), and (iii) any entity the underlying assets of which are deemed to include plan assets by reason of the investment therein by one or more Benefit Plan Investors.

If the Investor is a Benefit Plan Investor, please respond to the following:

1.              The Investor ☐ (is) ☐ (is not) (please check one) an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to the fiduciary responsibility provisions of ERISA.

2.              The Investor ☐ (is) ☐ (is not) (please check one) subject to the prohibited transaction provisions of Section 4975 of the Code.

3                 The Investor ☐ (is) ☐ (is not) (please check one) an entity the underlying assets of which are deemed to include plan assets by reason of the investment therein of one or more Benefit Plan Investors.

(E)                                The Investor hereby certifies to either 1 or 2 below:

(Please check one)

☒	1.

If the Investor is a corporation, partnership, limited liability company, trust or other entity, less than 25% of the value of each class of equity interests in the Investor (excluding from the computation interests held by any individual or entity (other than a Benefit Plan Investor) with discretionary authority or control over the assets of the Investor and of any individual or entity who provides investment advice for a fee (direct or indirect) with respect to the assets of the Investor or any affiliate of such person or entity) is held by Benefit Plan Investors as defined above.

☐	2.	25% or more of the value of any class of equity interests in the Investor (excluding from the computation interests held by any individual or entity (other than a Benefit Plan Investor) with discretionary authority or control over the assets of the Investor and of any individual or entity who provides investment advice for a fee (direct or indirect) with respect to the assets of the Investor or any affiliate of such person or entity) is held by Benefit Plan Investors; and the Investor is subject to the fiduciary responsibility provisions of ERISA and/or the prohibited transaction provisions of Section 4975 of the Code; and

       % of the Investor’s assets constitute plan assets within the meaning of ERISA and the Code.

(F)                                 If the Investor is an insurance company, the Investor hereby certifies to either 1 or 2 below:

(Please check one)

☐	1.

The Investor is an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of the general account) in the Fund but none of the underlying assets of the Investor’s general account constitutes plan assets within the meaning of ERISA.

☐	2.

The Investor is an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of the general account) in the Fund and a portion of the underlying assets of the Investor’s general account constitutes plan assets within the meaning of ERISA; and

        % of its general account constitute plan assets within the meaning of the Plan Asset Regulations.

IV.                               INVESTMENT FUNDS

Investor is an investment company (as defined in Section 3 of the Investment Company Act) or Investor is relying on the exclusion from such definition as an investment company under the Investment Company Act, set forth in Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

☐  Yes          ☒  No

If “yes,” then if Investor will acquire 10% or more of all the Fund’s Shares additional certifications by Investor will be required to invest in the Fund.  Please contact Kaye Scholer LLP for more information.

V.                                    INSURANCE COMPANIES

☐                                    Investor (i) is an insurance company or a wholly owned subsidiary of an insurance company, (ii) Investor or its parent corporation (direct or indirect) is an insurance company regulated by at least one U.S. state and is investing assets held only in its general account or, if it is a wholly owned subsidiary of an insurance company, it is investing assets contributed, directly or indirectly, only from the general account of its parent corporation, (iii) the percentage of its general account assets or the general account assets of its direct or indirect parent corporation (the “Plan Percentage”) which are treated as “plan assets” of an employee benefit plan within the meaning of the Department of Labor regulation at 29 C.F.R. §2510.3-101 does not exceed             % and

(iv) it will from time to time represent, at the request of the Manager or Manager, that the Plan Percentage does not exceed             %, or, if it does, it will make a representation to the Manager or Manager regarding the current Plan Percentage.

VI.                               SOVEREIGN IMMUNITY

☐                                    Investor is entitled to assert sovereign immunity or a similar defense against enforcement of its obligations under the Subscription Agreement or the Fund Organization Documents.  If Investor checks this box, please provide a copy of the legislation or the portion of Investor’s charter or other documentation that sets forth the scope of any such defense Investor is entitled to assert.

VII.                          UNITED KINGDOM RESIDENT INVESTORS (for U.K. Domiciles Only)

(A) Is the Investor a person defined as an “investment professional” for the purposes of Article 19 of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, as amended (“FP Order”) (i.e., investment firms and other persons authorized under the United Kingdom Financial Services and Markets Act 2000, as amended or exempt from such authorization requirement in relation to the promotion of the interests, governments and local authorities, and persons whose ordinary activities involve carrying on a business of investing in securities such as the Shares)?

☐  Yes          ☐  No

(B)  Is the Investor a high value entity satisfying the requirements of Article 49(2) of the FP Order (i.e., (i) any body corporate which itself has or is grouped with another that has either (a) at least £5 million of net assets or paid-up share capital or (b) twenty (20) or more members and at least £500,000 of net assets or paid-up share capital, (ii) any unincorporated association or partnership with at least £5 million of net assets, or (iii) the trustee of a trust which at some point in the past twelve (12) months has held at least £10 million of gross value cash and investments)?

☐  Yes          ☐  No

If the Investor has further questions with respect to the foregoing question VII(b), please contact Kaye Scholer LLP.

VIII.  BERMUDA INVESTORS (for Bermuda Domiciles Only)

THE INTERESTS BEING OFFERED HEREBY ARE BEING OFFERED ON A PRIVATE BASIS TO INVESTORS WHO SATISFY THE CRITERIA OUTLINED IN THIS SUBSCRIPTION BOOKLET.  THIS SUBSCRIPTION BOOKLET IS NOT SUBJECT TO, AND HAS NOT RECEIVED APPROVAL FROM EITHER THE BERMUDA MONETARY AUTHORITY OR THE REGISTRAR OF COMPANIES AND NO STATEMENT TO THE CONTRARY, EXPLICIT OR IMPLICIT, IS AUTHORIZED TO BE MADE IN THIS REGARD.

FIVE OAKS INVESTMENT CORP.
Purchaser Representatives

Investor, either alone or together with a “purchaser representative” (such as an investment adviser, attorney, accountant or other consultant), must have such knowledge and experience in financial and business matters that Investor can evaluate the merits and risks of this investment and protect Investor’s own interests in this investment.  Please check one box below:

☒                                  No Purchaser Representative.  Investor, without the assistance of any purchaser representative, has such knowledge and experience in financial and business matters that Investor can evaluate the merits and risks of this investment, make an informed investment decision and otherwise protect Investor’s interests in this transaction.  Investor chooses not to engage any purchaser representative.

Omit the remainder of this Section if you checked the box above.

☐                                    Purchaser Representative Designated.  Investor will be relying on the advice of the purchaser representative identified below in evaluating the merits and risks of this investment. Investor should furnish the information requested below about Investor’s purchaser representative.

Name of purchaser representative:

Firm:

Address:

Telephone number:                                        Occupation:

Purchaser representatives must be prepared to complete and submit a standard questionnaire if requested by the Manager.

Eligibility requirements of Purchaser Representatives:  A person may not serve as Investor’s purchaser representative if the person is being compensated by the Fund (or certain related persons) for advising Investor in connection with this investment, or if the purchaser representative has certain present or past relationships with the Fund (or certain related persons).  In addition, the purchaser representative must have such knowledge and experience in financial and business matters that he or she, either alone or together with Investor, is capable of evaluating the merits and risks of Investor’s prospective investment in the Fund.

FIVE OAKS INVESTMENT CORP.
Subscription Agreement

I.                                        PROPOSED INVESTMENT

Unless otherwise consented to by the Manager, the minimum investment in the Shares is US$25 million.  Investor hereby agrees to make the investment for such number of Shares in the Fund as may be purchased with the subscription amount set forth below:  All subscriptions must be paid in U.S. dollars.

US$  25 million

II.                                   REPRESENTATIONS AND WARRANTIES; SIGNATURE

Investor represents and warrants that the Confidential Investor Questionnaire is true and correct in all material respects.  By signing below, Investor agrees to become an Investor in Five Oaks Investment Corp. under the terms and conditions of the Fund Organization Documents, the Subscription Agreement and all other applicable documents annexed thereto, as well as the Purchase Agreement dated as of March 23, 2012 (the “Purchase Agreement”), among Investor, XL Global, Inc., the Manager and certain individuals, which are incorporated herein by this reference.  Investor has received and read each such instrument.  In addition, Investor agrees to deliver to the Manager, if requested, a copy of any documentation necessary to establish the authority of the person signing this document on behalf of Investor (e.g., corporate articles of incorporation, bylaws and authorizing resolutions; limited partnership agreements; declaration of trust).  Each person signing below represents and warrants that he or she has all requisite power and authority to execute this document (and through it, the Subscription Agreement) on behalf of Investor.

INVESTOR:

/s/ Stuart Clare
(Signature)

XL INVESTMENTS LTD
(Print Name of Investor)

STUART CLARE, SENIOR VICE PRESIDENT
(Title of Person Signing) (FOR AND ON BEHALF ON XL INVESTMENTS LTD)

ACCEPTED BY:

Five Oaks Investment Corp.

By:	Oak Circle Capital Partners LLC
its Manager

	By:	/s/ David Oston
	Name:	David Oston
	Title:	Chief Financial Officer

FIVE OAKS INVESTMENT CORP.
Terms and Conditions of Subscription Agreement

The following provisions, together with the Articles of Incorporation and Bylaws (the “Fund Organization Documents”) of Five Oaks Investment Corp. (the “Fund”), are the terms and conditions on which investors in the Fund (the “Investors”) subscribe for shares of common stock, par value US$0.01, of the Fund (the “Shares”) and apply to become Investors in the Fund.  Each prospective investor in the Fund accepts these terms and conditions by signing the signature page to such prospective investor’s Confidential Investor Questionnaire (the “Questionnaire”). These terms and conditions are sometimes referred to, collectively with the Questionnaire, as the “Agreement” or the “Subscription Agreement.”

1.                                      Agreement to Subscribe for Shares.  The undersigned Investor hereby offers to purchase such number of Shares in the Fund, as may be purchased with the subscription amount set forth on the page before the signature page to Investor’s Questionnaire.  Investor agrees that (i) the Fund’s manager, Oak Circle Capital Partners LLC (the “Manager”), may reject Investor’s offer to purchase Shares for any reason; (ii) as of the date designated by the Manager when (if at all) the Manager accepts this Subscription Agreement on behalf of the Fund, Investor shall become obligated under the terms and conditions of this document and the Fund Organization Documents, as an Investor; and (iii) by executing the signature page of the Questionnaire, Investor agrees to be bound by those terms and conditions.

2.                                      Independent Determination and No Investment Advice Given.  Investor acknowledges and represents that neither the Fund nor the Manager has provided any advice to Investor about whether to subscribe for Shares in the Fund.  Investor has requested and received from the Fund or the Manager all information that Investor, after due inquiry, deemed relevant to subscribing for Shares in the Fund.  Investor has taken into account that there is a risk of loss of this investment, and that this investment will be relatively illiquid so that invested funds will not be readily available.  Taking into account these factors and all other factors relating to the Fund, Investor has independently concluded that this investment is suitable for Investor.

4.                                      Conditions to Effectiveness.  The Fund reserves the unrestricted right to condition its acceptance of the Investor’s subscription, in whole or in part, upon the receipt by the Fund of any documents requested by the Fund in its sole discretion, evidencing the existence and good standing of Investor, the legality of an investment in the Fund by Investor, the authority of the person executing this Agreement on behalf of Investor and the enforceability against Investor of its obligations under this Agreement.

5.                                      Representations, Warranties and Agreements.  (i) Investor hereby represents and warrants as follows, with the understanding that the Fund will rely on the accuracy of these representations to establish the eligibility of this offering for certain registration exemptions under U.S. federal and state, as well as United Kingdom, securities laws, and to enable the Fund to comply with certain other laws and regulations:

(a)                                 Shares Not Registered.  Investor understands and acknowledges that the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or registered or qualified under U.S. state securities laws or the laws of any other jurisdiction, and cannot be sold, pledged, hypothecated or otherwise disposed of unless they are subsequently registered or qualified, as applicable, under the Securities Act or any state or other applicable laws, or unless an exemption from registration or qualification is available, and that, except as provided in the Registration Rights Agreement, of even date herewith, between Investor and the Fund, which contains  substantially the same terms and conditions as Section 10 of the Purchase Agreement, Investor has no right to require the Fund or any other party to seek such registration or qualification.  Investor also understands that there is currently no public market for the Shares and there is no guarantee that there will be a public market in the future; that Investor may be unable to utilize the provisions of Rule 144 under the Securities Act with respect to the resale of the Shares; that an Investor which is a non-U.S. Person which purchased Shares outside the United States in accordance with Regulation S under the Securities Act may only be able to resell such Shares pursuant to the provisions of Regulation S and that it may not be possible for Investor to liquidate its investment in the Shares.  Investor is prepared, therefore, to hold its Shares indefinitely.  Investor understands that no U.S. federal, state or other governmental agency has passed on the merits or fairness of this investment.

(b)                                 Shares Acquired for Investment.  Investor is acquiring the Shares with Investor’s own funds and for Investor’s own account (or for a designated custodial or trust account, if Investor is a custodian or trustee) for investment and not with a view to the distribution of any interest therein.  No other person will own any part of Investor’s Shares or have any right to acquire such a part.

(c)                                  Review of Offering Materials; Conflicts of Interest; Independent Advice; and  Independent Investigation.  Investor has carefully reviewed the Fund Organization Documents and has discussed with the Fund’s representatives any questions Investor may have had as to such materials or the Fund or the business, operations or financial condition of the Fund, the Manager.  Investor understands the risks of this investment and the conflicts of interest to which the Manager will be subject.  Investor agrees that by acquiring Shares it will be deemed to have acknowledged the existence of the actual and potential conflicts of interest and to have waived any claim Investor or any person claiming through it may have with respect to the existence of any such conflict of interest.

Investor has consulted with Investor’s own legal, accounting, tax, investment and other advisers in connection with this investment, to the extent that Investor has deemed necessary.  No oral or written representations have been made to Investor by the Fund, the Manager, or any of their respective affiliates (or any of their agents or representatives) in connection with Investor’s subscription for Shares.

Investor acknowledges that no disclosure document has been prepared in connection with its (initial) investment in the Fund but will only be prepared subsequently for use by other potential investors.  Accordingly, Investor has undertaken the investigation described below and prepared its own financial models particularly to satisfy itself that it has identified all reasonably foreseeable risks and conflicts of interests associated with such investment.

Investor has made its own independent investigation and appraisal of the business, results, financial condition, prospects, creditworthiness, status and affairs of the

Fund; and Investor has made its own investment decision to acquire the Shares based on its investigation. Investor acknowledges that it may have been provided with certain forward looking information and/or information regarding results of performance; and Investor affirms that it has (together with any financial adviser, if any, retained by it) the capacity to generate its own financial models and has not relied upon the forward looking statements or performance results which may have been provided to it when reaching its investment decision regarding the Shares.

(d)                                 Offer Made Privately.  The Fund’s offer of Shares was privately communicated to Investor.  At no time has Investor received information concerning this offering or the Fund or the Manager from any newspaper, magazine, television or radio broadcast, leaflet or other advertisement, public promotional meeting or any other form of general advertising or general solicitation.

(e)                                  Investor Able to Bear Risks and Protect Own Shares.  Investor recognizes that neither the Manager nor any other person has promised, represented or guaranteed: (a) the safety of any capital investment in the Fund, (b) that the Fund will be profitable or (c) that any particular investment return will be achieved or the probability of any investment return, and further that any such promise, representation, or guarantee, if made, would be strictly unauthorized and should not be relied on.  Investor is able to bear the economic risks associated with this investment, including the likelihood that this investment will not generate current income or distributions even if the Fund is successful, and the possibility that some or all of the amount invested will be lost if the Fund is not successful.

(f)                                   U.S. Tax Considerations.  Investor hereby represents and warrants as follows, with the understanding that the Fund will rely on the accuracy of these representations to enable the Fund to comply with certain other laws and regulations:

(1)                                Investor is ☐ or is not ☒ a U.S. Taxpayer (each Investor must check an appropriate box).  (Note: U.S. Taxpayers, as defined below, must provide a U.S. Internal Revenue Service (“IRS”) Form W-9, and all other Investors must provide an appropriate IRS Form W-8, including all required attachments).

“U.S. Taxpayer” is defined to include a U.S. citizen or resident alien of the United States (as defined for United States federal income tax purposes); any entity treated as a partnership or corporation for U.S. tax purposes that is created or organized in, or under the laws of, the United States or any state thereof (including the District of Columbia); any other partnership that is treated as a U.S. Taxpayer under U.S. Treasury Department regulations; any estate, the income of which is subject to U.S. income taxation regardless of source; and any trust (i) over whose administration a court within the United States has primary supervision and all substantial decisions of which are under the control of one or more U.S.  fiduciaries or (ii) has a valid election in place under U.S. Treasury Regulations to be treated as a “U.S. Taxpayer” for U.S. federal income tax purposes.  Persons who have lost their U.S. citizenship and who live outside the United States may nonetheless, in some circumstances, be treated as U.S. Taxpayers.  An investor may be a “U.S. Taxpayer” but not a “U.S. person” (as defined in Rule 902(k) of Regulation S of the Securities Act).  For example, an individual who is a U.S. citizen residing outside of the United States is not a “U.S. person” but is a “U.S. Taxpayer.”

(g)                                 Additional Representations and Warranties and Agreements as to Investors.  As to each Investor:

(1)                                 Investor has or will have substantial business activities or investments other than its investment in the Fund and was not specifically formed for the purpose of purchasing Shares;

(2)                                 less than 40% of Investor’s assets will be invested in the Fund;

(3)                                 under Investor’s governing documents and in practice, Investor’s investment decisions are based on the investment objectives of Investor and its owners generally, not on the particular investment objectives of any one or more of its owners; and

(4)                                 under Investor’s governing documents and in practice, the participation of each owner of Investor in each investment made by Investor is based on the owners’ ownership percentages or on some other allocation provision that (a) does not result in varying levels of participation among owners based on the nature, amount or other characteristics of a particular investment; and (b) cannot be varied for particular investments made by Investor as a result of any election or other decision by any such owner in connection with a particular investment, or any exercise of judgment or discretion made by Investor’s investment decision-maker(s) in connection with a particular investment, or any other reason.

(5)                                 If Investor is an investment company as defined in Section 3 of the Investment Company Act, or if Investor relies on the exclusion from the definition of an investment company provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, Investor understands and agrees that its subscription may be reduced by the Manager to an amount of Shares that is less than 10% of the total amount of Shares in the Fund.

(6)                                 Investor understands that the Fund will not register as an investment company under the Investment Company Act, nor will it make a public offering of its securities within the United States. Investor understands that the Fund complies with Section 3(c)(7) of the Investment Company Act, which permits private investment companies (such as the Fund) to sell their interests, on a private placement basis, to an unlimited number of Investors that are “qualified purchasers” under the Investment Company Act.  Investor represents that (i) it was not formed for the purpose of investing in the Fund, (ii) it does not invest more than 40% of its total assets in the Fund, (iii) each of its beneficial owners participates in investments made by Investor pro rata in accordance with its interest in Investor and, accordingly, its beneficial owners cannot opt in or out of investments made by Investor, and (iv) its beneficial owners did not and will not contribute additional capital (other than previously committed capital) for the purpose of purchasing the Shares.

(7)                                 Investor does not and represents that it will not own, actually or Constructively (as defined below), an interest in a tenant of the Fund (or a tenant of any entity owned or controlled by the Fund) that would cause the Fund to own, actually or

Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.  The Investor agrees that any violation or attempted violation of this representation (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6 of the Articles of Incorporation) will result in such Shares being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3 of the Articles of Incorporation. The term “Constructive Ownership” shall mean ownership of Shares by a person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

(j)                                                                 Authority.  Investor is duly authorized to enter into this Subscription Agreement and the person signing this Subscription Agreement on behalf of Investor is authorized to do so, under all applicable governing documents (e.g., limited partnership agreement, trust instrument, pension plan, certificate of incorporation, bylaws).  Each individual who may participate in Investor’s investment decision is over 21 years of age.  This Subscription Agreement constitutes a legal, valid and binding agreement of Investor enforceable against Investor in accordance with its terms.

(h)                                                              No Conflict.  The execution and delivery of this Subscription Agreement by Investor and the consummation of the transactions contemplated hereby will not (i) violate any provision of the organizational documents of Investor, (ii) violate any statute, rule, regulation, order or decree or require any notice to or filing with or authorization, consent or approval of any public body or authority by which Investor or any of its properties is bound or (iii) result in a violation or breach of, or constitute a default under, any license, note, franchise, permit, indenture, agreement or other instrument to which Investor is a party, or by which Investor or any of its properties is bound.

(ii)                                The representations and warranties contained in Section 4 of the Purchase Agreement are incorporated by reference herein as if restated in their entirety; provided, however, that such representations and warranties, for purposes of this Subscription Agreement, will speak only as of the date hereof.

6.                                      Transfer Restrictions.  Investor understands that, except to the extent withdrawals and transfers are permitted under the Fund Organization Documents, Investor must hold the Shares indefinitely, that there is currently no public market for the Shares and there is no guarantee that there will be a public market in the future, and that transfers of Shares are subject to further restrictions under the Fund Organization Documents.  Investor agrees that (i) Investor will not attempt to transfer the Shares in violation of these transfer restrictions; (ii) the Fund may note these transfer restrictions in its records and refuse to recognize any transfer which violates these transfer restrictions, or any proposed transfer for which the Fund has not received an acceptable opinion of counsel stating that the proposed transfer will not violate these transfer restrictions; and (iii) if the Fund ever issues a certificate evidencing the Shares, one or more legends required under U.S. federal and/or applicable state securities laws and regulations may be imprinted thereon.  One of such legends shall read substantially as follows:

“The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its qualification as a Real Estate Investment Trust under the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and for certain other purposes under the Code and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Articles of Incorporation, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% (in value or number of shares) of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons; and  (v) except under certain circumstances provided for in the Articles of Incorporation, no Person may Beneficially Own shares of Capital Stock that would result in 25% or more of any class of shares of Capital Stock being Beneficially Owned by one or more ERISA Investors. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If the restrictions on transfer or ownership provided in (i), (ii) or (iii) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be either (A) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries, or (B) in the case of an applicable Excepted Holder, be redeemed by the Corporation pursuant to Section 7.6 of the Articles of Incorporation of the Corporation to the extent such Section 7.6 is applicable to such Excepted Holder and such Excepted Holder timely exercises its redemption rights. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restriction provided in (iv) above would be violated or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void  ab initio. All capitalized terms in this legend have the meanings defined in the Articles of

Incorporation of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.”

7.                                      Indemnification.  Investor agrees to indemnify and hold harmless the Fund, the Manager and any of their respective affiliates and any officer, director, partner, principal, agent, advisor, personnel, shareholder, attorney, member or manager of any of them, and each of their employees, agents, and attorneys, from and against any and all loss, liability, claims, damage and expense (including any expense reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) in each case related to any false representation or warranty or any breach of agreement by Investor contained herein or in any other document furnished by Investor to the Fund in connection with this offering.

8.                                      Anti-Money Laundering Laws.  Investor acknowledges that the Fund will seek to comply at all times with applicable anti-money laundering laws and that it is the Fund’s policy to cooperate fully with law enforcement agencies.  To assist the Fund in its efforts to comply with anti-money laundering laws, Investor represents that the subscription amount will not be derived from or related to any activity that is deemed criminal under United States or United Kingdom laws, rules or regulations .  Investor understands and agrees that the Fund may undertake any actions that the Fund deems necessary or appropriate to ensure compliance with applicable laws, rules and regulations, including, without limitation, redeeming Investor’s investment in the Fund in the event that the foregoing representation by Investor is incorrect or in the event that, for any other reason, Investor’s investment in the Fund violates any law, rule or regulation.  Investor also understands and agrees that the Fund may release confidential information about Investor and, if applicable, any underlying beneficial owners of Investor, to law enforcement agencies to the extent necessary to ensure compliance with all applicable laws, rules and regulations.  Investor agrees that, upon demand, it will (i) disclose to the Fund in writing such information with respect to direct and indirect ownership of the Shares and the source of funds of Investor as the Fund deems necessary to comply with (a) provisions of the Code applicable to the Fund, (b) statutory and other generally accepted principles relating to anti-money laundering and anti-terrorist groups (including any requirements imposed under the USA Patriot Act of 2001, as the same may be amended from time to time, and the rules and regulations promulgated thereunder) or (c) the requirements of any other appropriate domestic or foreign authority and (ii) promptly furnish such further information, and execute and deliver such documents, as reasonably may be required in the determination of the Fund to comply with, or to confirm compliance with, any applicable laws or regulations or other obligations of Investor or the Fund including, without limitation, a certificate in the form of Exhibit B attached hereto.  Each Investor should carefully read and sign Exhibit B attached hereto.

9.                                      Bank Information.  Investor certifies that the bank information specified by Investor on Exhibit A attached hereto is complete and correct.

10.                               Agreement Binding on Investor’s Successors.  The representations, warranties and agreements in this Subscription Agreement shall be binding on Investor’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Fund, and the Manager.

11.                               Jurisdiction.  THE FUND AND INVESTOR HEREBY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT, ANY SIDE LETTER BETWEEN THE FUND AND INVESTOR AND ALL OTHER DOCUMENTS OR TRANSACTIONS AND ANY OTHER DEALINGS BETWEEN THE FUND AND SUCH INVESTOR RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF WHICH MAY BE LITIGATED SHALL BE LITIGATED IN SUCH COURTS.  EACH OF THE FUND AND INVESTOR ACCEPTS FOR SUCH PARTY AND IN CONNECTION WITH SUCH PARTY’S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION HEREWITH OR THEREWITH.  EACH OF THE FUND AND INVESTOR HEREBY IRREVOCABLY CONSENTS TO THE FULLEST EXTENT PERMITTED BY LAW TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS THEN APPEARING ON THE RECORDS OF THE FUND, SUCH SERVICE TO THE FULLEST EXTENT PERMITTED BY LAW TO BE DEEMED EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY PARTY TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

EACH OF THE FUND AND INVESTOR HEREBY WAIVES SUCH PARTY’S RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT, ANY SIDE LETTER BETWEEN THE FUND AND INVESTOR AND ALL OTHER DOCUMENTS OR TRANSACTIONS AND ANY OTHER DEALINGS BETWEEN THE FUND AND SUCH INVESTOR RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. EACH OF THE FUND AND INVESTOR ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH OF THE FUND AND INVESTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY’S DECISION TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS SUBSCRIPTION AGREEMENT, ANY SIDE LETTER BETWEEN THE FUND AND INVESTOR AND ALL OTHER DOCUMENTS OR TRANSACTIONS AND ANY OTHER DEALINGS BETWEEN THE FUND AND INVESTOR RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF AND THAT EACH PARTY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF THE FUND AND INVESTOR FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS,

SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT, ANY SIDE LETTER BETWEEN THE FUND AND THE INVESTOR AND ALL OTHER DOCUMENTS OR TRANSACTIONS AND ANY OTHER DEALINGS BETWEEN THE FUND AND INVESTOR RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF.  IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

12.                               Legal Counsel  Investor acknowledges and agrees that: (i) Kaye Scholer LLP and each of its affiliates (collectively, “Kaye Scholer”) have been retained by the Fund and the Manager in connection with the formation of, and offering of interests in, the Fund and in such capacity has provided legal services to the Fund and the Manager and the Manager expects to retain Kaye Scholer in connection with legal issues arising from the management and operation of the Fund; (ii) Kaye Scholer does not and will not represent Investors in the Fund in connection with the formation of, and offering of interests in, the Fund, or any dispute which may arise between such Investors on the one hand and the Fund and/or the Manager on the other (the “Fund Legal Matters”); and (iii) Kaye Scholer may represent the Fund and the Manager  in connection with any and all Fund Legal Matters (including any dispute between or among the Fund, the Manager and one or more Investors in the Fund), and Investor waives any conflict of interest in connection with the foregoing representation by executing this Subscription Agreement.

12.                               Transfers.  The Investor will be permitted to transfer its Shares to any Affiliate of the Investor, without fee, premium or penalty; provided, that any such transfer is otherwise subject to (a) such legal, tax and regulatory considerations as reasonably determined by the Board of Directors, and (b) the transferee giving to the Fund’s reasonable satisfaction the same representations, warranties and undertakings as the Investor has given in its Subscription Agreement or as the Fund shall otherwise reasonably require.

13.                               Real Property Holding Company.  Except with the prior written consent of the Investor, the Fund shall be managed in a manner such that (a) the Fund does not become, at any time, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (b) an interest in the Fund does not become, at any time, a U.S. real property interest within the meaning of Section 897(c) or Section 897(h)(2) of the Code and (c) a distribution by the Fund shall not be “attributable” (within the meaning of Code Section 897(h)(1)) in whole or in part to gain from sales or exchanges of United States real property interests.

14.                               Other Agreements.  Within fifteen (15) days after execution, the Fund shall provide the Investor with true, complete and correct copies of the form of all letters, agreements, undertakings and other documents or a reasonably detailed description of any understanding (“Side Letter”) by and among the Manager, the Fund, any other entity controlled, directly or indirectly, by the Manager, the Fund or any affiliate of the Manager, the Fund or such other entity, and any Other Investor (as defined below) regarding such Other Investor’s investment in the Fund or an investment vehicle managed by the Manager or by any other entity controlled, directly or indirectly, by the Manager or any affiliate of the Manager or such other entity that contains any terms that are more favorable than those applicable to the Investor.  The Investor may elect, in its sole discretion, to cause any provision of any existing or future Side Letter to become a part of this Subscription Agreement provided that it gives the Manager written notice of such election within thirty (30) days after its receipt of such Side Letter and agrees in writing to accept such terms, including any obligations part thereof. An “Other Investor” is an other investor investing in the Fund or any other investment vehicle managed by the Manager or by any other entity controlled, directly or indirectly, by the Manager or any affiliate of the Manager or such other entity.

15.                               Excepted Holder Limit.  The Investor acknowledges that it has received a copy of a resolution duly adopted by the Board of Directors of the Fund pursuant to Section 7.2.7 of the Articles of Incorporation of the Fund, which resolution exempts the Investor from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit (as those terms are defined in the Articles of Incorporation of the Fund) and established an Excepted Holder Limit (as that term is defined in the Articles of Incorporation of the Fund) for the Investor equal to 98.5%.

16.                               Certain Amendments.  Prior to the earlier of (i) the Fund Initial Public Offering (as that term is defined in the Purchase Agreement), and (ii) Investor ceasing to own any of the Shares, the Fund will not (a) increase the number of directors pursuant to Section 2 of Article III of the Bylaws of the Fund above the number of directors appointed to the initial Board of Directors of the Fund, (b) amend the Articles of Incorporation of the Fund, or (c) amend the Bylaws of the Fund, in each case without the prior written consent of Investor.

17.                               Governing Law.  This Agreement shall be governed by the laws of the State of New York.

18.                               PPM.  The Fund’s Private Placement Memorandum will at all times set forth the following terms and conditions, which terms and conditions shall govern the investment by the Investors in the Fund:

(1)                                 the Fund’s net asset value will be determined in accordance with U.S. generally accepted accounting principles (“GAAP”) and expenses, fees and other liabilities will be accrued in accordance with GAAP;

(2)                                 subject to any agreed to lock-up provisions, the Fund shall permit redemptions  to be made, in whole or in part, without the payment of any fee, premium or penalty (including, without limitation, any redemption related fee, premium or penalty), at least at the end of any calendar month with no more than thirty (30) days prior written notice;

(3)                                 all Share classes (and all shareholders within a class) shall be subject to the same fees without any waiver, discount, rebate or other reduction;

(4)                                 Shares shall be issued at net asset value, other than in respect of the exercise of warrants issued by the Fund, in which case Shares shall be issued at the appropriate strike price;

(5)                                 redemptions of Shares may be subject to a “gate” or suspended only for such limited period as the directors, acting in good faith, believe that gating or suspending redemptions is necessary to avoid materially prejudicing the non-redeeming shareholders;

(6)                                 in the event that the Shares become subject to a “gate” on redemptions, redemptions are suspended or the Fund determines to wind-up its operations, each shareholder shall have the right to receive, upon request, an in-kind distribution of their pro rata portion of each investment asset held by the Fund at the time of the distribution in complete redemption of their Shares.  If the Fund is unable (including due to regulatory restrictions) to distribute any of its investment assets pro rata among such shareholders such that each shareholder receives a portion of the investment assets that is within $100,000 of the shareholder’s proper pro rata share thereof (the “Acceptable Variation”), then such assets that the Fund is unable to distribute among the redeeming shareholders within the Acceptable Variation shall be disposed of by the Fund in a manner meant, as reasonably determined by the Manager, to balance the need to achieve prompt repayment with the preservation of shareholders’ capital.  For the avoidance of doubt, in the case where Investors are delivered a different mix of assets that are within Acceptable Variation, such differences shall be made up for with cash or other assets of the appropriate fair market value;

(7)                                 other than in cases where the directors have determined to gate the Fund, 90% of redemption proceeds shall be paid within 30 days of the relevant redemption date.  The remaining 10% shall be paid out within 30 days of the completion of the fund’s audit for the relevant fiscal year;

(8)                                 the Fund will not accept contributions of assets other than cash for any part of Investors’ subscriptions; and

(9)                                 all Investors shall receive prompt notice regarding changes to  the Fund’s custodian, auditors, and any material changes to valuation policies and investment strategy.

19.                               The Fund will not take any actions which would cause the Investor to breach its representations contained in Section 5(g)(7) of this Agreement.

20.                               The Fund will not consummate a Fund Initial Public Offering (as that term is defined in the Purchase Agreement) without the prior written consent of the Investor.

SCHEDULE 1

Glossary and Investments Valuation for Qualified Purchaser Questionnaire

Part I:

Beneficial interest	Means every type of direct financial interest in the Shares being subscribed.

Investments

(1)  Securities.  Any securities (as defined by Section 2(a)(1) of the Securities Act), other than securities of an issuer that controls, is controlled by, or is under common control with, Investor unless the issuer of such securities is any of the following:

(a)         an investment company (as defined in the Investment Company Act), meaning a company that would be an investment company but for the exclusions provided by Sections 3(c)(1) through 3(c)(9) of that Act or rules 3a-6 or 3a-7 under the Investment Company Act, or a commodity pool;

(b)         a company that files reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or that has a class of securities which are listed on a “designated offshore securities market” as such term is defined by Regulation S under the Securities Act; or

(c)          a company with shareholders’ equity of not less than US$50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements (provided that such financial statements present the information as of a date within 16 months preceding the date on which Investor acquires Shares in the Fund).

(2)  Real Estate.  Any real estate held for investment purposes.  The term “real estate” does not include any real estate used by an Investor for personal purposes or as a place of business, or in connection with the conduct of the trade or business of Investor or a Related Person (as that term is defined below).  However, the term “real estate” does include any real estate owned by an Investor who is engaged primarily in the business of investing, trading or developing real estate in connection with such business.  Real estate is not deemed to be used for “personal purposes” if deductions with respect to such real estate are not disallowed by Section 280A of the Code.

(3)  Commodity Interests.  Any of the following interests held for investment purposes:  a commodity futures contract, an option on a commodity futures contract, and an option on physical commodities; provided, in each case, that the contract or option is traded on or subject to the rules of any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder, or any board of trade or exchange outside the United States as contemplated in Part 30 of the rules under the Commodity Exchange Act.  The term “commodity interests” includes any such contract or option owned, or financial contract entered into, by an Investor who is engaged primarily in the business of investing, reinvesting, or trading in commodity interests or financial contracts in connection with such business.

(4)  Physical Commodities.  Any physical commodity with respect to which a commodity interest (as defined above) is traded on a market (as defined above) and which is held for investment purposes.  The term “physical commodities” includes any physical commodity owned, or financial contract entered into, by an Investor who is engaged primarily in the business of investing, reinvesting, or trading in physical commodities or financial contracts in connection with such business.

(5)  Financial Contracts.  Any arrangement that:

(a)         takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(b)         is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purposes or function to any of the foregoing; and

(c)          is entered into in response to a request from a counter party for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counter party to such arrangement.

(6)  Binding Commitments for Subscription.  In the case of an Investor that is a company that would be an investment company but for the exclusion provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, or a commodity pool, any amounts payable to Investor pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire Shares in Investor upon the demand of Investor.

(7)  Cash and Cash Equivalents.  Cash and cash equivalents (including foreign currencies) held for investment purposes.  Cash and cash equivalents include bank deposits, certificates of deposit, bankers acceptances and similar bank instruments held for investment purposes, and the net cash surrender value of an insurance policy.

Knowledgeable Employee	Means any natural person who is a (i) president, vice president in charge of a principal business unit, division or function (such as sales,

administration or finance), an officer who performs a policy-making function, or any other person who performs similar policy-making functions; (ii) director; (iii) trustee; (iv) Manager; (v) advisory board member; or (vi) person serving in a similar capacity, of the Fund or of an affiliate that manages the investment activities of the Fund.  It also includes an employee of the Fund or of an affiliate that manages the investment activities of the Fund who, in connection with his or her regular functions, participates in the investment activities of such Fund, other private funds or investment funds the investment activities of which are managed by such affiliate, provided that such employee has been performing such functions for or on behalf of the Fund or the affiliate, or substantially similar functions for or on behalf of another company, for at least 12 months.

Person

Mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Related person

of an Investor means a person who is related to Investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of Investor, or is a spouse of such descendant or ancestor.

Withholding agent	Means any person, for purposes of Form W-8BEN, that has control, receipt, or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding.

Part II:

Valuation Of Investments

The general rule for determining the value of investments in order to ascertain whether a Person is a qualified purchaser is that the value of the aggregate amount of investments owned and invested on a discretionary basis by such Person shall be their fair market value on the most recent practicable date or their cost.  This general rule is subject to the following provisos:

(1)                                 In the case of Commodity Interests, the amount of investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and

(2)                                 In each case, there shall be deducted from the amount of investments owned by such Person the following amounts:

(a)                                 The amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the investments owned by such person.

(b)                                 A Family Company, in addition to the amounts specified in paragraph (a) above, shall have deducted from the value of such Family Company’s investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such investments.

EXHIBIT A

BANK INFORMATION

Name of Bank wiring funds:	Mellon Trust of New England
(Name of Bank)
Address of Bank wiring funds:	500 Grant Street, Pittsburgh, PA 15258-0001, USA
(Address)
Justin Crosby
(Bank Contact)
412-234-8776
(Phone Number)

Wiring Information for Distributions:	Mellon Trust of New England
(Name of Bank)
ABA# 011001234
(ABA Number)
XLI Transfer Account
(Account Information)
Justin Crosby
(Bank Contact)
412-234-8776
(Phone Number)

A-1

EXHIBIT B

USA PATRIOT ACT CERTIFICATE

In connection with the subscription of the undersigned (the “Investor”) to acquire shares of common stock, par value US$0.01 (the “Shares”), of Five Oaks Investment Corp. (the “Fund”), the Investor is delivering this certificate (this “Certificate”) to the Fund.  The Investor certifies to the Fund that it is aware of the requirements of the USA PATRIOT Act of 2001, the regulations administered by the U.S. federal, state or U.S. Department of Treasury’s Office of Foreign Assets Control and other applicable U.S. federal, state or any other governmental anti-money laundering laws and regulations and, to that effect, makes the following representations to the Fund:

(A)                               The Investor represents and warrants that, prior to completing this Certificate, it has reviewed the following lists (collectively, the “Government Lists”):

(i)                                     The Denied Persons list and the Denied Entities list maintained by the United States Department of Commerce (the Denied Persons list can be found at http://www.bis.doc.gov/dpl/thedeniallist.asp and the Denied Entities List can be found at http://www.bis.doc.gov/Entities/Default.htm);

(ii)                                  The Specially Designated Nationals and Blocked Persons list maintained by the United States Department of Treasury (the Specially Designated Nationals and Blocked Persons list can be found at http://www.treasury.gov/ofac/downloads/sdnlist.txt); and

(iii)                               The Terrorist Organizations list and the Debarred Parties list maintained by the United States Department of State (the Terrorist Organizations list can be found at http://www.state.gov/j/ct/rls/other/des/123085.htm and the Debarred Parties List can be found at http://pmddtc.state.gov/compliance/debar.html).

(B)                               The Investor represents and warrants that, to the best of its knowledge, none of the following is a country, territory, individual or entity named on any of the Government Lists:(1)

(i)                                     the Investor;

(ii)                                  any person controlling or controlled by the Investor;

(iii)                               if the Investor is a privately held entity, any person having a beneficial interest in the Investor; or

(1)                                 For purposes of paragraphs (B) and (D) hereof,  Investor affirms that its ultimate parent company entity is XL Group plc whose shares are publicly traded on the New York Stock Exchange;  accordingly, Investor makes such representations in respect of its beneficial owners up to such ultimate parent and in respect of each controlling shareholder of record of such ultimate parent which for purposes of this certificate shall mean any shareholder of record owning 10% or more of its outstanding voting shares (on a fully diluted basis).

(iv)                              any person for whom the Investor is acting as agent or nominee in connection with this investment.

(C)                               The Investor represents and warrants that, to the best of its knowledge, the amounts committed and to be contributed by it to the Fund were not and are not directly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations.

(D)                               The Investor represents and warrants that, to the best of its knowledge, none of the following is a “senior foreign political figure,”(2) or any “immediate family member”(3) or “close associate”(4) of a senior foreign political figure:(5)

(i)                                     the Investor;

(ii)                                  any person controlling or controlled by the Investor;

(iii)                               if the Investor is a privately held entity, any person having a beneficial interest in the Investor; or

(iv)                              any person for whom the Investor is acting as agent or nominee in connection with this investment.

(E)                                If the Investor is a non-U.S. banking institution (a “Foreign Bank”) or if the Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Investor represents and warrants to the Fund that:

(i)                                     the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities;

(ii)                                  the Foreign Bank employs one or more individuals on a full-time basis;

(iii)                               the Foreign Bank maintains operating records related to its banking activities; and

(2)                                 A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation.  In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(3)                                 An “immediate family member” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

(4)                                 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

(5)                                 See footnote 2.

(iv)                              the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

(F)                                 The Investor represents and warrants that it will promptly notify the Fund should the Investor become aware of any change in the representations contained in any of the paragraphs of this Certificate.

Please be advised that the Fund may not accept any amounts from a prospective Investor if it cannot make the representation set forth in the preceding paragraphs (A) though (F).  If an existing Investor cannot make these representations, the Fund may require that such Investor transfer its Shares.

The Investor is advised that, by law, the Fund may be obligated to “freeze the account” of such Investor, either by prohibiting additional investments from the Investor, prohibiting any transfer of the Investor’s Shares without written notice to the Investor and/or segregating the assets in the account of the Investor in compliance with governmental regulations, and the Fund may also be required to report such action and to disclose the Investor’s identity to the U.S. Treasury Department’s Office of Foreign Assets Control, the U.S. government, the U.S. law enforcement agencies and the law enforcement agencies of other governments.  The Investor further acknowledges that the manager of the Fund may, by written notice to the Investor, suspend the transfer rights of such Investor if the manager of the Fund reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Fund, the manager of the Fund or any of the Fund’s other service providers.

The Investor understands and agrees that any distributions made by the Fund to the Investor will be made to the account specified in the Subscription Agreement, dated as of the date hereof, between the Investor and the Fund unless the Manager of the Fund, in its sole discretion, agrees otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Investor has executed and acknowledged this Certificate as of the date set forth below.

INVESTOR:

XL Investments Ltd
Name of the Investor
(Please type or print)

		By:	/s/ Stuart Clare
Name: Stuart Clare
Title: Senior Vice President (for and on behalf of XL Investments Ltd)

Date of Submission:	May 16, 2012